                                   ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") dated July 9, 1998 is entered into by and among ATC Communications Group, Inc., a Delaware corporation ("Buyer"), Thayer Equity Investors III, L.P. (the "Representative"), as representative of the shareholders ("Shareholders") of IQI, Inc. (the "Company") and Harris Trust and Savings Bank as escrow agent hereunder (the "Escrow Agent").

                                      RECITALS:

     Pursuant to that certain Agreement and Plan of Merger dated as of April 7, 1998 by and among Buyer, the Company and ATC Merger Sub, Inc. (the "Merger Agreement"), the Company is merging with ATC Merger Sub, Inc. and becoming a wholly-owned subsidiary of Buyer, and in connection with the merger, the Shareholders are receiving common stock of the Company.

     The Merger Agreement provides that an escrow fund comprised of shares of Buyer Common Stock to be issued to the Shareholders in the merger shall be established to secure the Shareholders' obligation to indemnify Buyer (and its officers, directors, employees and agents) against certain Damages under ARTICLE X of the Merger Agreement. For purposes of this Agreement, Buyer and such other parties entitled to indemnification under ARTICLE X are collectively referred to as "Buyer."

     Accordingly, Buyer, Shareholders and the Escrow Agent have agreed to enter into this Agreement relating to the Escrowed Shares (as defined below). For convenience, the Shareholders have named the Representative as their representative and have given the Representative the authority to take certain actions on their behalf with respect to the Escrowed Shares and the matters referred to in this Agreement.

     NOW, THEREFORE, for good, valid and binding consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby, agree as follows:

     1. Except as otherwise defined herein, the capitalized terms used in this Agreement shall have the meanings ascribed to them in the Merger Agreement.

     2. Pursuant to the terms and conditions of the Merger Agreement, 1,506,092 shares of Buyer Common Stock issued in the name of the Escrow Agent have been delivered to the Escrow Agent to secure the Shareholders' indemnification obligations under ARTICLE X of the Merger Agreement (the "Escrowed Shares"). The Escrowed Shares shall be held by the Escrow Agent upon the terms and conditions contained herein and shall be released by the Escrow Agent in accordance with this Agreement. The Escrow Agent agrees that it does not and shall not have any right of set-off or other rights or claims with respect to the Escrowed Shares, except as set forth specifically in this Agreement.

     3. (a) The Escrow Agent, upon receipt of a certificate from Buyer in substantially the form of EXHIBIT I attached hereto (a "Certificate of Instruction"), shall, not later than the business day next following its receipt of such Certificate of Instruction, give written notice to the Representative of its receipt, together with a copy, of such Certificate of Instruction. Concurrent with the delivery of the Certificate of Instruction to the Escrow Agent, Buyer shall deliver to the Representative written notice setting forth in reasonable detail the facts giving rise to the claim contained in the Certificate of Instruction.

     (b) If the Escrow Agent (i) shall not, within twenty (20) days after it shall have given such notice to the Representative, have received from the Representative a certificate in substantially the form of EXHIBIT II attached hereto (an "Objection Certificate") in respect of the Certificate of Instruction to which such notice relates or (ii) shall have received such an Objection Certificate within such twenty (20) days and shall thereafter have received a copy of a joint notice signed by the Representative, and by Buyer, or an award of an arbitrator pursuant to SECTION 3(c) of this Agreement to the effect that the Owed Amount (as defined in the Certificate of Instruction) referred to in such Certificate of Instruction or a specified portion thereof, constitutes Damages against which Buyer may apply all or a portion of the Escrowed Shares (valued, for this purpose, at $1.78125 per share (the "Share Price")), then the Escrow Agent shall, on the business day next following the expiration of such twenty (20) days or the receipt by the Escrow Agent of such award, as applicable, release to Buyer from the Escrowed Shares a number of shares of Buyer Common Stock equal to the applicable Owed Amount (or portion thereof) divided by the Share Price.

     (c) Upon receipt of an Objection Certificate, the Escrow Agent shall, not later than the business day next following receipt thereof, give written notice to Buyer of its receipt together with a copy of said Objection Certificate. In the event that the Representative and Buyer are unable to informally resolve any dispute with respect to all or a specified portion of an Owed Amount through discussion and negotiation within thirty (30) days after the date of the Objection Certificate, such dispute for all or a specified portion, as applicable, of an Owed Amount shall be referred by Buyer to binding arbitration in accordance with SECTION 11.08 of the Merger Agreement. If the Buyer and the Shareholders engage in arbitration, the Escrow Agent shall have no duty or obligation with respect to such arbitration other than to retain the Escrowed Shares in safekeeping until it receives a copy of the arbitration award. All of Escrow Agent's reasonable fees and expenses incurred, if any, in connection with any such dispute resolution process or arbitration shall be paid by the parties in the same manner as the arbitrator's fees and expenses as set forth in SECTION
11.08 of the Merger Agreement.

     (d) Upon receipt by the Escrow Agent of a copy of a joint notice from Buyer and the Representative, or an award of an arbitrator to the effect that the Owed Amount (or a specified portion thereof) referred to in a Certificate of Instruction in respect of which the Escrow Agent had received an Objection Certificate is not an amount properly payable as Damages against which the Escrowed Shares may be applied, such Certificate of Instruction (or such specified portion of the Owed Amount set forth therein) shall be deemed canceled. Escrow Agent shall have no duty to determine if the arbitrator's award is final or binding, but may act in accordance therewith.

     (e) Upon determining that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction or a specified portion of the Owed Amount set forth therein, Buyer shall promptly give notice in writing to the Escrow Agent to cancel such Certificate of Instruction (or such specified portion).

     4. As soon as practicable after the 60th day following delivery of the audit opinion and audited consolidated financial statements of Buyer and the Company for the fiscal year ending December 31, 1998, the Escrow Agent shall upon receipt of the written instructions of the Representative release to Shareholders any remaining Escrowed Shares in accordance with such instructions of the Representative; PROVIDED, HOWEVER, that if Buyer has notified the Representative on or prior to the Expiration Date of Damages sustained or the assertion of any claim or the commencement of any action or proceeding with respect to which Damages are expected to occur, Buyer and the Representative shall notify the Escrow Agent with a Certificate of Claim (in substantially the same form as EXHIBIT III attached hereto), and the Escrow Agent shall retain a number of Escrowed Shares that, based on the good faith estimate of the Representative and Buyer of the maximum amount that is reasonably likely to become such Damages, would be adequate to recompense Buyer if such Damages were incurred, all as set forth in the Certificate of Claim (which Certificate of Claim shall not constitute an acknowledgment of the Representative that the amount set forth therein represents Damages actually incurred by Buyer). Any dispute regarding the amount necessary to recompense Buyer shall be resolved as set forth in SECTION 3(c) hereof. When the amount of such Damages is paid, payment is provided for or the claim is otherwise resolved and the Escrow Agent has been given notice thereof, any remaining Escrowed Shares still held in escrow in respect of such Damages shall be released promptly to Shareholders in accordance with the written instructions of the Representative. Upon the release by the Escrow Agent to Shareholders of the balance remaining of the Escrowed Shares, this Agreement shall automatically terminate, except for the provisions of the Agreement affecting the reimbursement of expenses, indemnity and fees of Escrow Agent. Cash dividends distributable in respect of the escrowed shares, if any, shall be promptly distributed by the Escrow Agent to Shareholders in accordance with the written instructions of the Representative.

     5. The duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Agreement, and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement and there are no implied duties herein. In furtherance and not in limitation of the foregoing:

          (i) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent believes to be genuine and duly authorized, executed and delivered;

          (ii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection therewith, including its own mere negligence; PROVIDED, HOWEVER, that notwithstanding any other provision of this Agreement, the Escrow Agent shall be liable for its willful misconduct, recklessness or gross negligence;

     Shareholders, and Buyer, jointly and severally agree to indemnify Escrow Agent for, and to hold it harmless against, any damages, liability or expense (including, without limitation, reasonable attorneys' fees) incurred by it without gross negligence, recklessness or willful misconduct on its part arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the costs and expenses of defending itself against any claim of liability arising out of this Agreement, it being the express intent to indemnify and hold the Escrow Agent harmless against its own mere negligence. The costs and expenses of enforcing the right of indemnification shall also be paid by Buyer and Shareholders, jointly and severally. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent;

          (iii) the Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

          (iv) in the event that the Escrow Agent shall in any instance in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, subject to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by the Representative and Buyer or by a final order or judgment of a court of competent jurisdiction which shall be accompanied by a legal opinion of the presenting party satisfactory to the Escrow Agent to the effect that such opinion or judgment is final and enforceable and is not subject to further appeal;

          (v) the Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of these instructions; PROVIDED, HOWEVER, in the event of any conflicting or inconsistent claims or demands being made in connection with the subject matter of this Agreement, or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent is hereby authorized to petition any court of competent jurisdiction for instructions or to interplead the funds or assets so held into such court. The parties agree to the jurisdiction of such court over their persons as well as the Escrowed Shares, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the business addresses set forth in this Agreement shall constitute adequate service.
      Shareholders, on the one hand, and Buyer, on the other hand, jointly and severally agree to indemnify and hold Escrow Agent harmless from any liability or damages occasioned thereby and to pay any and all of its cost, expenses, and reasonable attorneys' fees incurred in any such action and agree that, upon the filing of such petition or interpleader action, Escrow Agent, its servants, agents, employees or officers will be relieved of further liability; and

          (vi) it is strictly understood that Escrow Agent has no duty to disburse any Escrowed Shares to any person until such Escrowed Shares have been received by Escrow Agent and those Escrowed Shares are available for disbursement. All parties acknowledge and agree that Escrow Agent is acting solely and exclusively as a custodian hereunder.

     6. Escrow Agent is entitled to its reasonable fees and costs, including reasonable attorneys' fees, as set forth in ATTACHMENT A. Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder and the Buyer and Shareholders agree to pay all fees and expenses, jointly and severally. To the extent such fees and expenses are not paid by the undersigned, the Buyer and Representative hereby jointly instruct the Escrow Agent to sell a portion of the Escrowed Shares at their fair market value in an amount sufficient to pay any such fees or expenses. The Escrow Agent shall provide prior written notice to Buyer and the Representative of any such sale.

     7. The Representative and Buyer severally agree to provide to the Escrow Agent all instruments and documents within their respective powers to provide which may be necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     8. Any notices or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Notices shall not be deemed to be given until actually received.

          (a)  If to Buyer to:

               ATC Communications Group, Inc.
               5950 Berkshire Lane, Suite 1650
               Dallas, Texas 75225
               Attention: Matthew S. Waller
               (972) 868-0226 (telephone)
               (972) 868-0396 (telecopy)

               with a copy to:

               Hughes & Luce, L.L.P.
               1717 Main Street, Suite 2800
               Dallas, Texas 75201
               (214) 939-5500 (telephone)
               (214) 939-6100 (telecopy)
               Attention: Kenneth G. Hawari

          (b)  If to the Representative as follows:

               Thayer Equity Investors III, L.P.
               1455 Pennsylvania Avenue, N.W.
               Washington, D.C. 20004
               Attention: Rick Rickertson
               (202) 371-0150 (telephone)
               (202) 371-0391 (telecopy)

               with a copy to:

               Paul, Hastings, Janofsky & Walker LLP
               Twenty-Third Floor
               555 South Flower Street
               Los Angeles, California 90071
               Attention: Robert A Miller, Jr.
               (213) 683-6254 (telephone)
               (213) 683-5963 (telecopy)

          (c)  If to Escrow Agent to:

               Harris Trust and Savings Bank
               311 West Monroe Street, 12th Floor
               Chicago, Illinois 60606
               (312)461-2420 (telephone)
               (312)461-3525 (telecopy)
               Attention: Escrow Division / Marianne Tinerella

Any party may by notice given in accordance with this SECTION 8 to the other parties designate another address or person for receipt of notices hereunder.

     9. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the parties hereto at their addresses set forth in this Agreement, at least 10 business days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all property then held by the Escrow Agent hereunder shall be delivered by it to such person as may be designated in writing by each of the other parties hereto (and the parties shall use reasonable best efforts to name a successor escrow agent prior to the date specified for the Escrow Agent's resignation to take effect), whereupon all the Escrow Agent's obligations hereunder shall, except as hereinafter provided, cease and terminate. If no such person shall have been so designated by such date, all obligations of the Escrow Agent hereunder shall nevertheless, except as hereinafter provided, cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by each of the other parties hereto or in accordance with the directions of a final order or judgment or a court of competent jurisdiction. A termination under this paragraph shall in no way discharge the provisions of this Agreement affecting the reimbursement of expenses, indemnity and fees of Escrow Agent.

     10. The Representative shall have the right, in its sole discretion, on behalf of, and as directed by, the Shareholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrowed Shares, and the Escrow Agent shall comply with any such written instructions.

     (a) Except as expressly provided herein and to the extent created under the Merger Agreement, neither Shareholders nor Buyer shall have any legal or equitable right, title or interest, either actual or contingent, in or to the Escrowed Shares, and the Escrowed Shares shall not constitute the legal or equitable property of either Shareholders or Buyer. Neither Shareholders nor Buyer shall have the right or ability to transfer, pledge, convey, hypothecate or grant, either outright or as security, the Escrowed Shares except as expressly provided herein. If either Shareholders or Buyer is determined to have any right, title or interest in or to the Escrowed Shares, Shareholders' or Buyer's, as applicable, right, title and interest shall be limited to, at most, bare legal title to the Escrowed Shares; provided, further, that in the event of the commencement of a bankruptcy case or cases wherein a Shareholder or Buyer is the debtor, the applicable Escrowed Shares shall not constitute property of the debtor's estate within the meaning of 11 U.S.C. Section 541. No creditor of either Shareholders or Buyer shall have any right to have or to hold the Escrowed Shares in satisfaction of any claim or as collateral for any obligation, and shall not be able to obtain a security interest in the Escrowed Shares.

     (b) Solely in the event that Shareholders are deemed to have any right, title or interest in or to the Escrowed Shares, Shareholders hereby grant to Buyer a security interest in (i) Shareholders' right, title or interest in or to the Escrowed Shares, and (ii) Shareholders' right, title or interest in or under this Agreement. Solely in the event that Buyer is deemed to have any right, title or interest in or to the Escrowed Shares, Buyer hereby grants to Shareholders a security interest in (y) Buyer's right, title or interest in or to the Escrowed Shares, and (z) Buyer's right, title or interest in or under this Agreement. Buyer and Shareholders may perfect the security interest so granted herein, and each shall cooperate with any reasonable request of the other in connection therewith. Notwithstanding the foregoing, the Escrow Agent shall not be obligated to agree to anything concerning perfection which modifies this Agreement or increases its duties hereunder without its express written consent.

     11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE CHOICE OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

     12. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of the Representative and Buyer hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

     13. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power, or privilege. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

     14. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and legal representatives. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. No person or entity shall be deemed a third party beneficiary of this Agreement and the Escrow Agent shall have no duties or obligations to any such person, and Escrow Agent may disregard any instruction from such person.

     15. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Counterpart signature pages may be executed and delivered pursuant to facsimile transmission.


               REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first above written.

                                           ATC COMMUNICATIONS GROUP, INC.



                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------

                                           THAYER EQUITY INVESTORS III, L.P.



                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------

                                           HARRIS TRUST AND SAVINGS BANK



                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------

                                     ATTACHMENT A

                   FEES AND COSTS OF HARRIS TRUST AND SAVINGS BANK

                                      EXHIBIT I

                              CERTIFICATE OF INSTRUCTION

                                          TO

                            HARRIS TRUST AND SAVINGS BANK,

                                   AS ESCROW AGENT

      The undersigned, Aegis Communications Group, Inc., a Delaware corporation f/k/a ATC Communications Group, Inc. ("Buyer"), pursuant to SECTION 3 of the Escrow Agreement dated as of July 9, 1998 (the "Escrow Agreement"), by and among Buyer, the Representative and you as the Escrow Agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

            (a) certifies that (i) $_______ (the "Owed Amount") has been incurred by Buyer as Damages against which Buyer may apply the Escrowed Shares pursuant to the Escrow Agreement and (ii) Buyer has given the Representative written notice thereof and its intent to apply the Escrowed Shares against such Damages, which written notice sets forth in reasonable detail the facts giving rise to the liability for such payment; and

           (b) instructs you to release to Buyer from the Escrowed Shares a number of Shares of Buyer Common Stock equal to the Owed Amount divided by the Share Price as provided in Section 3 of the Escrow Agreement.


                                           AEGIS COMMUNICATIONS GROUP, INC.



                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------

Dated:
      ----------------



                                      EXHIBIT I

                                 SCHEDULE OF FEES











                                     SCHEDULE

                                      EXHIBIT II

                                OBJECTION CERTIFICATE

                                          TO

                            HARRIS TRUST AND SAVINGS BANK,

                                   AS ESCROW AGENT

      The undersigned, Thayer Equity Investors III, L.P., pursuant to SECTION 3 of the Escrow Agreement dated as of July 9, 1998 (the "Escrow Agreement"), by and among ATC Communications Group, Inc., the Representative, and you as the Escrow Agent (terms defined in the Escrow Agreement have the same meanings when used herein), hereby:

           (a) certifies that (i) the [Owed Amount/$___________ of the Owed Amount] referred to in the certificate to you of Buyer dated ___________, 19__, is not Damages against which Buyer may apply the Escrowed Shares in accordance with the Escrow Agreement and (ii) the undersigned has delivered to Buyer a written statement dated ____________, 19__ , setting forth in reasonable detail the facts supporting the statement contained in clause (i) above; and

           (b) object to your making payment to Buyer of the [Owed Amount/ $_______ of the Owed Amount] as provided in such certificate of Buyer.


Dated:
      -----------------



                                        THAYER EQUITY INVESTORS III, L.P.



                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------



                                     EXHIBIT II

                                     EXHIBIT III

                                 CERTIFICATE OF CLAIM

                                          TO

                            HARRIS TRUST AND SAVINGS BANK,

                                   AS ESCROW AGENT

      Each of the undersigned, Aegis Communications Group, Inc. f/k/a ATC Communications Group, Inc., a Delaware corporation ("Buyer"), and the Representative, pursuant to the Escrow Agreement dated as of July 9, 1998 (the "Escrow Agreement"), by and among the Representative, Buyer and you as the Escrow Agent (terms defined in the Escrow Agreement have the same meanings when used herein) hereby:

           (a) certifies that Buyer has given a written notice dated ____________, 19__, to the Representative setting forth in reasonable detail facts which in Buyer's good faith judgment are reasonably likely to result in Buyer incurring Damages against which Buyer may apply the Escrowed Shares in accordance with the Escrow Agreement, and

           (b) the Representative's and Buyer's good faith estimate of the maximum amount that is reasonably likely to become such Damages as a result of the foregoing claim is $___________.


                                          THAYER EQUITY INVESTORS III, L.P.



                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------


                                           AEGIS COMMUNICATIONS GROUP, INC.


                                           By:
                                              ---------------------------------
                                           Its:
                                               --------------------------------

Dated:
       -----------------

                                     EXHIBIT III